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                                  EXHIBIT 11.01
                           CONSOLIDATED PRODUCTS, INC.
                        COMPUTATION OF EARNINGS PER SHARE



NET EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

     Primary and fully diluted earnings per common and common equivalent share are computed by dividing net earnings by the weighted average number of common shares outstanding and common equivalent shares. Common equivalent shares include shares subject to purchase under stock options.

     Net earnings per common and common equivalent share and weighted average shares and equivalents for the twelve weeks ended December 20, 1995 have been restated to give effect to the 10% stock dividend declared on December 18, 1996.

     The following table presents information necessary to calculate net earnings per common and common equivalent share:


                                                                      TWELVE  WEEKS ENDED
                                                                -------------------------------
                                                                DECEMBER 18         DECEMBER 20
                                                                    1996                1995
                                                                -----------         -----------
Primary:

  Weighted average shares outstanding                            15,368,567          15,038,331

  Share equivalents                                                 289,347             391,756
                                                                -----------         -----------
  Weighted average shares and equivalents                        15,657,914          15,430,087
                                                                -----------         -----------
                                                                -----------         -----------
Fully Diluted:

  Weighted average shares outstanding                            15,368,567          15,038,331

  Share equivalents                                                 304,124             392,048
                                                                -----------         -----------
  Weighted average shares and equivalents                        15,672,691          15,430,379
                                                                -----------         -----------
                                                                -----------         -----------
Net earnings:

  Net earnings for primary and fully diluted earnings
  per share computation                                         $ 3,229,205         $ 2,753,930
                                                                -----------         -----------
                                                                -----------         -----------


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